EX-99(d)(ii)


CERTIFICATE NUMBER                                           NUMBER OF SHARES

      1
                      THE GABELLI CONVERTIBLE AND INCOME
                             SECURITIES FUND INC.
                            a Maryland corporation
                   Series B [__]% Cumulative Preferred Stock
                           $.001 Par Value Per Share
                    $25.00 Liquidation Preference Per Share

                              Cusip No. 36240B307

         This certifies that Cede & Co. is the owner of 1,000,000 fully paid and non-assessable Shares of Series B [__]% Cumulative Preferred Stock, par value $.001 per share, liquidation preference $25.00 per share, of The Gabelli Convertible and Income Securities Fund Inc. (the "Fund") transferable only on the books of the Fund by the holder thereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

   Upon request, and without charge, the Fund will furnish a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitation as to dividends, qualifications, and terms and conditions of redemption of the securities represented by this Certificate.

         IN WITNESS WHEREOF, the Fund has caused this Certificate to be signed by its duly authorized officers and its Seal to be hereunto affixed this day of March 2003.


____________________________,
As Transfer Agent and Registrar             THE GABELLI CONVERTIBLE AND
                                            INCOME SECURITIES FUND INC.


By:___________________________              By:_________________________
   Authorized Signature                     Name:  Bruce Alpert
                                            Title: Treasurer and Vice President


                                            Attest:_____________________
                                            Name:  James McKee
                                            Title: Secretary




THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER UPON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OF STOCK AUTHORIZED TO BE ISSUED AND, WITH RESPECT TO THE CLASSES OF STOCK WHICH MAY BE ISSUED INA SERIES, THE VARIATIONS IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SUCH SERIES, SO FAR AS THE SAME HAVE BEEN FIXED AND DETERMINED, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO FIX AND DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.


THIS CERTIFICATE IS TRANSFERABLE IN BOSTON, MASSACHUSETTS AND NEW YORK, NEW
YORK




                                 TRANSFER FORM


         FOR VALUE RECEIVED, ____________________________ hereby sells, assigns and transfers _______ Shares of Series B Cumulative Preferred Stock represented by this Certificate unto _______________ , and does hereby irrevocably constitute and appoint ___________________________ attorney to transfer said Shares on the books of the within named Fund with full power of substitution in the premises.


Dated: _____________________, _______


In presence of:


_______________                       _______________



         Shares of Series B Cumulative Preferred Stock evidenced by this Certificate may be sold, transferred or otherwise disposed of only pursuant to the provisions of the Fund's Articles Supplementary Creating and Fixing the Rights of the Series B Cumulative Preferred Stock, a copy of which may be obtained at the office of the State Department of Assessments and Taxation of Maryland.

         The Fund will furnish information about the restrictions on transferability to any stockholder upon request and without charge. Any such request should be addressed to the Secretary of the Fund.

         The Fund will furnish to any stockholder on request and without charge a full statement of the designations, and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class authorized to be issued, the differences in the relative rights and preferences between shares of any series of any authorized preferred or special class to the extent they have been set, and the authority of the Board of Directors to classify unissued shares and to set the relative rights and preference thereof and of any subsequent series of such preferred or special classes. Any such request should be addressed to the Secretary of the Fund.

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Fund or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.